Voting Agreement

This Voting Agreement (this "Agreement"), dated as of October 30, 2025, is entered into by and between the undersigned stockholder ("Stockholder") of CLEARONE INC. (the "Company"), and FIRST FINANCE LTD., ("Purchaser"). Purchaser and Stockholder are each sometimes referred to herein individually as a "Party" and collectively as the "Parties."

WHEREAS, concurrently with or following the execution of this Agreement, the Purchaser, and Stockholder, have entered, or will enter, into an agreement to sell, the ("SPA"), 700,000 shares of common stock of the Company ("Company Common Stock").

WHEREAS, in order to induce Purchaser to enter into SPA, Stockholder is willing to make certain representations, warranties, covenants, and agreements as set forth in this Agreement with respect to the shares of common stock, of the Company, Beneficially Owned (as defined below) by Stockholder and set forth below Stockholder's signature on the signature page hereto (the "Purchased Shares)"; and

WHEREAS, as a condition to its willingness to enter into the SPA, Purchaser has required that Stockholder, and Stockholder has agreed to, execute and deliver this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants, and agreements set forth below and for other good and valuable consideration, the receipt, sufficiency, and adequacy of which are hereby acknowledged, the Parties hereto, intending to be legally bound, do hereby agree as follows:

1. Definitions.

For purposes of this Agreement, the following terms shall have the meanings assigned to them in this Section 1.

(a)“Beneficially Own” or “Beneficial Ownership” has the meaning assigned to such term in Rule 13d-3 under the Exchange Act, and a Person’s beneficial ownership of securities shall be calculated in accordance with the provisions of such rule (in each case, irrespective of whether or not such rule is actually applicable in such circumstance). For the avoidance of doubt, "Beneficially Own" and "Beneficial Ownership" shall also include record ownership of securities.

(b)"Beneficial Owner" shall mean the Person who Beneficially Owns the referenced securities.

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2. Representations of Stockholder.

Stockholder hereby represents and warrants to Purchaser that:

(a) Ownership of Shares. Stockholder: (i) is the Beneficial Owner of, and has good and marketable title to, all of the Purchased Shares, free and clear of any proxy, voting restriction, adverse claim, or other liens, other than those created by this Agreement or under applicable federal or state securities laws; and (ii) has the sole voting and sole disposition power over all of the Purchased Shares. Except pursuant to this Agreement, there are no options, warrants, or other rights, agreements, arrangements, or commitments of any character to which Stockholder is a party relating to the pledge, disposition, or voting of any of the Purchased Shares and there are no voting trusts or voting agreements with respect to the Purchased Shares.

(b)Disclosure of All Shares Owned. Stockholder does Beneficially Own additional shares of Company Common Stock other than the Purchased Shares, to which are not subject to or included in this Agreement.

(c)Power and Authority; Binding Agreement. Stockholder has full authority to enter into, execute, and deliver this Agreement and to perform fully Stockholder's obligations hereunder. This Agreement has been duly and validly executed and delivered by Stockholder and constitutes the legal, valid, and binding obligation of Stockholder, enforceable against Stockholder in accordance with its terms.

(d)No Conflict. The execution and delivery of this Agreement by Stockholder does not, and the consummation of the transactions contemplated hereby and the compliance with the provisions hereof will not, conflict with or violate any law applicable to Stockholder or result in any breach or violation of, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration, or cancellation of, or result in the creation of any lien on any of the Shares pursuant to, any agreement or other instrument or obligation (including organizational documents) binding upon Stockholder or any of the Shares.

(e)No Consents. No consent, approval, order, or authorization of, or registration, declaration, or filing with, any governmental entity or any other person on the part of Stockholder is required in connection with the valid execution, delivery, or performance of this Agreement. For the avoidance of doubt, no consent of Stockholder's spouse is necessary under any "community property" or other laws in order for Stockholder to enter into and perform its obligations under this Agreement.

(f)No Litigation. There is no action, suit, investigation, or proceeding (whether judicial, arbitral, administrative, or otherwise) (each an “Action”) pending against, or, to the knowledge of Stockholder, threatened against or affecting, Stockholder that could reasonably be expected to materially impair or materially adversely affect the ability of Stockholder to perform Stockholder’s obligations hereunder or to consummate the transactions contemplated by this Agreement on a timely basis.

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3.  Agreement to Vote Shares; Agreement to Vote and Approve. Stockholder irrevocably and unconditionally agrees during the term of this Agreement, at any annual or special meeting of the Company called with respect to the following matters, and at every adjournment or postponement thereof, and for every action or approval by written consent or consents of the Company stockholders with respect to any of the following matters, to:

(i)appear at such meeting or otherwise cause the Purchased Shares to be counted as present thereat for purposes of calculating a quorum, and respond to each request by the Company for any such written consent; and

(ii)vote or cause the holder of record to vote the Purchased Shares in favor of (1) any shareholder approval provisions that may or may not be required under the Nasdaq change of control provisions as result of the transfer of the Purchased Shares, and (2) any proposal to adjourn or postpone such meeting of stockholders of the Company to a later date if there are not sufficient votes to approve the required change of control provision or other transactions contemplated to consummate the sale of, and beneficial ownership registration of the Purchased Shares.

4. Transfer and Encumbrance.

Stockholder agrees that during the term of this Agreement, Stockholder will not, directly or indirectly, transfer, sell, offer, exchange, assign, gift, pledge, convey any legal or Beneficial Ownership interest in, or otherwise dispose of (by merger (including by conversion into securities or other consideration), by tendering into any tender or exchange offer, by testamentary disposition, by operation of law, or otherwise), or encumber (each, a "Transfer"), any of the Purchased Shares or enter into any contract, option, or other agreement with respect to, or consent to, a Transfer of any of the Purchased Shares or Stockholder's voting or economic interest therein. Any attempted Transfer of the Purchased Shares or any interest therein in violation of this Section 4 shall be null and void.

5. Termination.

This Agreement shall terminate upon the earliest to occur of (the "Expiration Time"): (a) the date on which the Purchased Shares are registered in the name of the Purchaser in book form with the Company’s transfer agent and there no outstanding shareholder actions, votes, or shareholder record dates declared by the Company; (b) one business day immediately following any shareholder votes or consent resolutions or other shareholder votes initiated by the Company for which the Stockholder was still the beneficial owner of the Purchased shares and subsequently the Purchased Shares are now registered in the name of the Purchaser in book form with the Company’s transfer agent; and (c) the termination of this Agreement by mutual written consent of the Parties; provided, however, that (i) this Section 5 shall survive the termination of this Agreement and remain in full force and effect, and (ii) nothing in this Section 5 shall relieve or otherwise limit the liability of any Party for any intentional breach of this Agreement prior to such termination.

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6. Further Assurances.

Stockholder agrees, from time to time, and without additional consideration, to execute and deliver such additional proxies, documents, and other instruments and to take all such further action as Purchaser may reasonably request to consummate and make effective the transactions contemplated by this Agreement.

7. Stop Transfer Instructions.

At all times commencing with the execution and delivery of this Agreement and continuing until the Expiration Time, in furtherance of this Agreement, Stockholder hereby authorizes the Company or its counsel to notify the Company’s transfer agent that there is a stop transfer order with respect to all of the Purchased Shares (and that this Agreement places limits on the voting and transfer of the Purchased Shares), subject to the provisions hereof and provided that any such stop transfer order and notice will immediately be withdrawn and terminated by the Company following the Expiration Time.

8. Specific Performance.

Each Party hereto acknowledges that it will be impossible to measure in money the damage to the other Party if a Party fails to comply with any of the obligations imposed by this Agreement, that every such obligation is material and that, in the event of any such failure, the other Party will not have an adequate remedy at law or in damages. Accordingly, each Party agrees that injunctive relief or other equitable remedy, in addition to remedies at law or damages, is the appropriate remedy for any such failure and will not oppose the seeking of such relief on the basis that the other Party has an adequate remedy at law. Each Party hereto agrees that it will not seek, and agrees to waive any requirement for, the securing or posting of a bond in connection with the other Party's seeking or obtaining such equitable relief.

9. Entire Agreement.

This Agreement supersedes all prior agreements, written or oral, between the Parties with respect to the subject matter hereof and contains the entire agreement between the Parties with respect to the subject matter hereof. This Agreement may not be amended or supplemented, and no provisions hereof may be modified or waived, except by an instrument in writing signed by both Parties. No waiver of any provisions hereof by either Party shall be deemed a waiver of any other provisions hereof by such Party, nor shall any such waiver be deemed a continuing waiver of any provision hereof by such Party.

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10. Notices.

All notices, requests, consents, claims, demands, waivers, and other communications hereunder shall be in writing and shall be deemed to have been given upon the earlier of: (a) when delivered by hand (providing proof of delivery); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); or (c) on the date sent by email if sent during normal business hours of the recipient, and on the next [Business Day] if sent after normal business hours of the recipient. Such communications must be sent to the respective Parties at the following addresses (or at such other address for a Party as shall be specified in a notice given in accordance with this Section 10):

If to Stockholder, to:	Edward D. Bagley
2350 Oakhill Drive Salt Lake City, Utah 84121 Email: dal.bagley@comcast.net

If to Purchaser to:	Andrew Hromyk
520 Newport Center Dr Ste 650 Newport Beach, CA, 92660-7041 Email: ahromyk@firstfinance.com

11. Miscellaneous.

(a)Governing Law; Consent to Jurisdiction. This Agreement shall be governed by and construed solely and exclusively under and pursuant to the laws of the State of New York as applied to agreements among New York residents entered into and to be performed entirely within New York. The Seller and the Purchaser (i) hereby irrevocably submit to the jurisdiction of the United States District Court sitting in the Southern District of New York and the courts of the State of New York located in New York, New York for the purposes of any suit, action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby or thereby and (ii) hereby waive, and agrees not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper. The Seller and the Purchaser consent to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.

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(b)Waiver of Jury Trial. EACH PARTY HEREBY EXPRESSLY WAIVES ANY RIGHT TO A TRIAL BY JURY IN THE EVENT OF ANY SUIT, ACTION OR PROCEEDING TO ENFORCE THIS AGREEMENT OR ANY OTHER ACTION OR PROCEEDING WHICH MAY ARISE OUT OF OR IN ANY WAY BE CONNECTED WITH THIS AGREEMENT OR ANY OF THE OTHER DOCUMENTS.

(c)Expenses. Except as otherwise set forth below, each of the parties to this Agreement shall bear its own costs and expenses incurred in connection with the negotiation, preparation, execution and closing of this Agreement and the transactions contemplated hereby.

(d)Severability. The provisions of this Agreement are severable and, in the event that any court of competent jurisdiction shall determine that any one or more of the provisions or part of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Agreement and such provision shall be reformed and construed as if such invalid or illegal or unenforceable provision, or part of such provision, had never been contained herein, so that such provisions would be valid, legal and enforceable to the maximum extent possible.

(e)Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which shall constitute one and the same document. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a data file, such signature shall create a valid and binding obligation of the executing party (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or data file signature page were an original thereof.

(f)Binding Effect & Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors, assigns, estates and heirs; but neither this Agreement nor any of the rights, benefits or obligations hereunder shall be assigned, by operation of law or otherwise, by any party hereto without the prior written consent of the other party. Nothing in this Agreement, express or implied, is intended to confer upon any person or entity other than the parties hereto and their respective permitted successors and assigns, any rights, benefits or obligations hereunder.

(g)No Third-Party Beneficiaries. Nothing in this Agreement, express or implied, is intended to or shall confer upon any person, other than the Parties and their respective successors and permitted assigns, any legal or equitable right, benefit, or remedy of any nature under or by reason of this Agreement.

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IN WITNESS WHEREOF, the Parties have executed and delivered this Agreement as of the date first written above.

Seller EDWARD D. BAGLEY
/s/ EDWARD D. BAGLEY

Address for Notice:

Purchaser FIRST FINANCE LTD.
By:	/s/ Andrew A. Hromyk
Name:	Andrew A. Hromyk
Title:	Director

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